UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2024

PALMER SQUARE CAPITAL BDC INC.

(Exact name of Registrant as Specified in Its Charter)

maryland	814-01334	84-3665200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Shawnee Mission Parkway, Suite 315, Mission Woods, KS	66205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (816) 994-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PSBD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 20, 2024, Palmer Square Capital BDC Inc. (the “Company”) issued a press release announcing the declaration of a second quarter 2024 supplemental dividend of $0.05 per share. The second quarter 2024 supplemental dividend is payable on July 16, 2024 to stockholders of record as of June 28, 2024. The supplemental dividend will be paid out of the excess of the Company’s quarterly undistributed net investment income, above the previously declared second quarter 2024 base dividend of $0.42 per share, which is payable on July 16, 2024 to shareholders of record as of June 28, 2024.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated June 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Palmer Square Capital BDC Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALMER SQUARE CAPITAL BDC INC.

Date: June 20, 2024	By:	/s/ Jeffrey D. Fox
	Name:	Jeffrey D. Fox
	Title:	Chief Financial Officer

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